Exhibit 99.1

Genasys Holding, S.L. Consolidated Financial Statements For the years ended 31 December 2017 and 2016

Genasys Holding, S.L.

Consolidated Financial Statements

For the years ended 31 December 2017 and 2016

Independent Auditor’s Report

Board of Directors

Genasys Holding, S.L.

Madrid, Spain

We have audited the accompanying consolidated financial statements of Genasys Holding, S.L. and its subsidiaries, which comprise the consolidated statements of financial position as of 31 December, 2017 and 2016 and 1 January 2016, and the related consolidated statements of income/(loss) and comprehensive income/(loss), changes in equity, and cash flows for the years ended 31 December 2017 and 2016, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standard Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genasys Holding, S.L. and its subsidiaries as of 31 December 2017 and 2016 and 1 January 2016, and the results of their operations and their cash flows for the years ended 31 December 2017 and 2016 in accordance with International Financial Reporting Standards as issued by the International Accounting Standard Board.

/s/ BDO Auditores, S.L.P.

BDO Auditores, S.L.P.

Madrid, Spain,

13 March 2019

GENASYS HOLDING, S.L.

Consolidated Statements of Financial Position

As at 31 December 2017 and 2016 and 1 January 2016

(Stated in euros)

	Notes	31 December 2017	31 December 2016	1 January 2016

Assets
Current assets
Other tax recoverable	11	11,723	10,458	4,373
Other current assets	8/8.2	304,149	510,648	515,751
Inventories		532	5,686	6,128
Trade account receivables	8/8.3	212,120	235,741	507,337
Prepaid expenses		9,458	4,723	6,540
Cash and cash equivalents	8/8.1	86,876	118,730	429,680

Current assets		624,858	885,986	1,469,809

Non-current assets
Intangible assets	6	3,427,280	3,808,486	5,364,805
Property, plant and equipment	7	4,750	7,761	15,749
Other non-current assets		14,016	14,016	14,016

Non-current assets		3,446,046	3,830,263	5,394,570

Total assets		4,070,904	4,716,249	6,864,379

The accompanying notes are an integral part of these consolidated financial statements

GENASYS HOLDING, S.L.

Consolidated Statements of Financial Position

As at 31 December 2017 and 2016 and 1 January 2016 (Continued)

(Stated in euros)

	Notes	31 December 2017	31 December 2016	1 January 2016

Liabilities
Current liabilities
Trade and other payables	10/10.1	78,169	53,456	101,570
Loans and borrowings	10/10.2	243,328	296,778	190,673
Other tax payable	11	69,379	101,567	107,779
Provision for severance liability	12	267,121	160,954	-
Deferred revenue		197,618	153,066	305,666
Other financial liabilities	10/10.3	1,009,624	1,239,189	950,791

Current liabilities		1,865,239	2,005,010	1,656,479

Non-current liabilities
Loans and borrowings	10/10.2	45,472	71,534	120,189
Government grants	10/10.3	66,000	88,000	110,000
Provision for severance liability	12	64,382	321,909	-
Other financial liabilities	10/10.3	187,726	418,941	758,045

Non-current liabilities		363,580	900,384	988,234

Total liabilities		2,228,819	2,905,394	2,644,713

Issued capital and reserves attributable to owners of the parent
Share capital	9	4,812,759	4,812,759	4,812,759
Legal reserve		3,296	3,296	3,296
Accumulated deficit		(2,973,970)	(3,005,200)	(596,389)

Total equity		1,842,085	1,810,855	4,219,666

Total equity and liabilities		4,070,904	4,716,249	6,864,379

The accompanying notes are an integral part of these consolidated financial statements

GENASYS HOLDING, S.L.

Consolidated Statements of Income/(Loss) and Total Comprehensive Income/(Loss)

For the years ended 31 December 2017 and 2016

(Stated in euros)

	Notes	2017	2016

Revenue	13.a	1,851,191	1,846,464

Raw materials and consumables used		(87,758)	(50,986)
Depreciation and amortization		(384,778)	(341,072)
Third parties services provided		(534,854)	(579,835)
Employee benefit expenses		(856,960)	(1,023,927)
Severance liability expense	12	-	(482,863)
Impairment of goodwill	6	-	(1,720,215)
Grant income		22,000	22,000
Taxes - Other local taxes		(3,956)	(3,106)
Others	13.b	110,250	1,250

Profit (Loss) from operations		115,135	(2,332,290)

Finance income		53	62
Finance expense	13.c	(74,646)	(75,150)
Exchange variation		(9,312)	(1,433)

Profit (Loss) before tax		31,230	(2,408,811)

Tax expense	11	-	-

Profit (Loss) for the year attributable to owners of the parent		31,230	(2,408,811)

Other comprehensive income		-	-

Total comprehensive income/(loss) attributable to owners of the parent		31,230	(2,408,811)

The accompanying notes are an integral part of these consolidated financial statements

GENASYS HOLDING, S.L.

Consolidated Statements of Changes in Equity

For the years ended 31 December 2017 and 2016

(Stated in euros)

	Share Capital	Legal Reserve	Accumulated deficit	Total

Balance as at 1 January 2016	4,812,759	3,296	(596,389)	4,219,666

Loss for the year	-	-	(2,408,811)	(2,408,811)

Balance as at 31 December 2016	4,812,759	3,296	(3,005,200)	1,810,855

Profit for the year	-	-	31,230	31,230

Balance as at 31 December 2017	4,812,759	3,296	(2,973,970)	1,842,085

The accompanying notes are an integral part of these consolidated financial statements

GENASYS HOLDING, S.L.

Consolidated Statements of cash flow

For the years ended 31 December 2017 and 2016

(Stated in euros)

	Notes	2017	2016

Operating activities
Profit (Loss) for the year		31,230	(2,408,811)
Adjustments for:
Depreciation and amortisation	6 / 7	384,778	341,072
Impairment loss on goodwill	6	-	1,720,215
Disposal of property, plant and equipment		146	-
Grant income		(22,000)	(22,000)
Loans and borrowings finance expense		28,360	26,260
Related parties finance expense		19,286	17,890
Third parties finance expense at fair value		27,000	31,000

Changes in working capital
Trade accounts receivable and other receivables		17,621	131,426
Inventories		5,154	442
Trade and other accounts payable		(7,475)	(54,326)
Provision for severance liability		(151,360)	482,863
Deferred revenues		44,552	(16,698)

Net cash generated from operating activities		377,292	249,333

Investing activities
Property, plant and equipment	7	(707)	(1,119)
Intangibles	6	-	(495,860)

Net cash used in investing activities		(707)	(496,979)

Financing activities
Collections (payments) for financial liability instruments
Payments for loans and borrowings		(454,659)	(349,100)
Receipts from loans and borrowings		370,152	398,211
Payments for other third parties loans		(500,336)	(87,021)
Loans and borrowings interests paid		(23,365)	(17,922)
Related parties interests paid		(6,730)	(12,575)
Restricted funds	8/8.2	206,499	5,103

Net cash used in financing activities		(408,439)	(63,304)

Net decrease in cash and cash equivalents		(31,854)	(310,950)

Cash and cash equivalents – Beginning of the year		118,730	429,680
Cash and cash equivalents – End of the year		86,876	118,730

The accompanying notes are an integral part of these consolidated financial statements

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

1. General information

Genasys Holding, S.L., was incorporated in Madrid on 29 June 2004. Its current registered office is located at Plaza Santa María Soledad Torres Acosta, Nº2, 4º A (previously in calle Ventura de la Venga Nº 5), Madrid, Spain. The consolidated financial statements comprise Genasys Holding, S.L. (the “Company” or “Parent Company”) and its subsidiaries (collectively, the “Group”)

Its activity consists of the import, export, purchase, sale and distribution of software systems and other computer systems in general, the preparation and maintenance of computer applications, as well as the operation of computer and management projects and equipment and the provision of data processing services and management to individuals, public and private companies, as well as any other activity related to the aforementioned corporate purpose.

The members of the Board of Directors as of 31 December 2017 were: P. Colom, J. Gonzalez, A. Gomez and P. Harold Levin.

As of the date of issuance of these consolidated financial statements, the members of the Board of Directors are: D. Richard, S. Danforth, P. Colom, Christopher P. Doller and Dennis D. Klahn.

2. Basis of preparation

The Group historically prepared its financial statements in accordance with Spanish generally accepted accounting principles (“Spanish GAAP) approved by Royal Decree 1514/2007, of 16 November, applying the amendments introduced to it by Royal Decree 1159/2010 and Royal Decree 602/2016 of 2 December.

These consolidated financial statements which have been prepared for inclusion in a Form 8-K due to the Group’s acquisition by LRAD Corporation (“LRAD”), on 18 January 2018, a company incorporated in the United States of America (see Note 18), have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS as issued by the IASB”) (see Note 3 for further discussion).

The consolidated financial statements are presented in Euros, which is also the Group’s functional currency.

The preparation of financial statements in compliance with adopted IFRS as issued by the IASB requires the use of certain critical accounting estimates. It also requires Group management to exercise judgment in applying the Group's accounting policies. The areas where significant judgments and estimates have been made in preparing the financial statements and their effect are disclosed below (note 5).

These Consolidated Financial Statements were approved and authorised for issue by the Board of Directors on 13 March 2019.

Liquidity

The Group is subject to risks similar to those of other software development companies, including the ability to effectively develop and sell new products developed internally or acquired from third parties as well as add new features to existing products and new software service offerings. Ultimately, the attainment of profitable operations is dependent on future events, including obtaining adequate financing to fulfill its development activities and generating a level of revenues adequate to support the Group’s cost structure.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

The Group has experienced net losses and negative working capital over the years, and as of 31 December 2017 had an accumulated deficit of 2,974 thousand euros and a profit of 31 thousand euros.

The accompanying consolidated financial statements have been prepared assuming that the Group will continue as a going concern. This basis of accounting contemplates the recovery of the Group's assets and the satisfaction of liabilities in the normal course of business. A successful transition to attaining profitable operations is dependent upon achieving a level of positive cash flows adequate to support the Group's cost structure.

To support the Group's financial performance, management has undertaken certain initiatives during 2016 and 2017:

●

In 2016, the Goup restructured its operations and reduced its workforce by 40% of its employee base, which also affected the recognition of development expenses as an asset in 2017; but not affecting the existing developments projects,

●	In 2016, the Group renew and postpone part of the financial liabilities (see Note 10),
●	After the change of control occurred in January 2018, the new majority shareholder provided the Group with funds to pay back the financial debt with investment funds (285,000 euros) (see Note 10).

Taking into consideration the factors described above, the future viability of the Group is dependent on its ability to generate cash from operating activities, to raise additional capital to finance its operations or to successfully develop new software products. The Group's failure to raise capital as and when needed could have a negative impact on its financial condition and ability to pursue its business strategies.

As disclosed in Note 18 on 18 January 2018, the Group was acquired by LRAD, for a purchase price of $3.0 million. The directors of LRAD have indicated their intention to provide financial support to the Group for a period of at least 12 months from the date of approval of these financial statements.

The consolidated financial statements do not include any adjustments due to this uncertainty relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Group be forced to take any actions.

3. Adoption of IFRS as issued by the IASB

As discussed in Note 2, these consolidated financial statements, which have been prepared for inclusion in a Form 8-K due to the Group’s acquisition by LRAD Corporation, a company incorporated in the United States of America (see Note 18), have been prepared in compliance with IFRS as issued by the IASB. Accordingly, these are the Group’s first consolidated financial statements prepared in accordance with IFRS as issued by the IASB. In these financial statements, the term “Spanish GAAP” refers to generally accepted accounting principles in Spain.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

The consolidated financial statements have been prepared in compliance with IFRS as issued by the IASB. Subject to certain transition elections and exceptions disclosed in note 20, the Group has consistently applied the accounting policies used in the preparation of its opening IFRS as issued by the IASB statement of financial position at 1 January 2016 throughout all periods presented, as if these policies had always been in effect.

Note 20 discloses the impact of the transition to IFRS as issued by the IASB on the Group’s reported financial position, financial performance and cash flows, including the nature and effect of significant changes in accounting policies from those used in the Group’s consolidated financial statements for the year ended 31 December 2016 prepared under Spanish GAAP.

4. Summary of significant accounting polices

The significant accounting policies used by the Group in drawing up its consolidated financial statements, in accordance with those established by IFRS as issued by the IASB, are as follows:

a)	Principals of consolidation

Where the company has control over an investee, it is classified as a subsidiary. The company controls an investee if all three of the following elements are present: power over the investee, exposure to variable returns from the investee, and the ability of the investor to use its power to affect those variable returns. Control is reassessed whenever facts and circumstances indicate that there may be a change in any of these elements of control.

De-facto control exists in situations where the Group has the practical ability to direct the relevant activities of the investee without holding the majority of the voting rights. In determining whether de-facto control exists the Group considers all relevant facts and circumstances, including:

-	The size of the Group’s voting rights relative to both the size and dispersion of other parties who hold voting rights;
-	Substantive potential voting rights held by the Group and by other parties;
-	Other contractual arrangements;
-	Historic patterns in voting attendance.

The consolidated financial statements present the results of the company and its subsidiaries ("the Group") as if they formed a single entity. Intercompany transactions and balances between group companies are therefore eliminated in full. The consolidated financial statements incorporate the results of business combinations using the acquisition method. In the statement of financial position, the acquiree's identifiable assets, liabilities and contingent liabilities are initially recognised at their fair values at the acquisition date. The results of acquired operations are included in the consolidated statement of comprehensive income from the date on which control is obtained. They are deconsolidated from the date on which control ceases.

b)	Goodwill

Goodwill represents the excess of the cost of a business combination over the total acquisition date fair value of the identifiable assets, liabilities and contingent liabilities acquired.

Cost comprises the fair value of assets given, liabilities assumed and equity instruments issued, plus the amount of any non-controlling interests in the acquiree plus, if the business combination is achieved in stages, the fair value of the existing equity interest in the acquiree. Contingent consideration is included in cost at its acquisition date fair value and, in the case of contingent consideration classified as a financial liability, remeasured subsequently through statement of comprehensive income/(loss). Direct costs of acquisition are recognised immediately as an expense.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

Goodwill is capitalised as an intangible asset with any impairment in carrying value being charged to the statement of income. Where the fair value of identifiable assets, liabilities and contingent liabilities exceed the fair value of consideration paid, the excess is credited in full to the statement of income on the acquisition date.

c)	Intangible Assets

Research and development costs.

Research costs are expensed as incurred and included in the accompanying consolidated statements of income/(loss) and other comprehensive income/(loss).

Internally generated intangible assets (development costs)

Expenditure on internally developed products is capitalised if it can be demonstrated that:

-	it is technically feasible to develop the product for it to be sold
-	adequate resources are available to complete the development
-	there is an intention to complete and sell the product
-	the Group is able to sell the product
-	sale of the product will generate future economic benefits, and
-	expenditure on the project can be measured reliably.

Development expenditure not satisfying the above criteria and expenditure on the research phase of internal projects are recognised in the consolidated statement of other comprehensive income as incurred.

Development costs are depreciated on a straight-line basis over a period of the estimated useful life, which approximates 5 years.

Patents and licences

Corresponds to the capitalized development expenses for which the corresponding patent or similar has been obtained, and include the costs of registering and formalizing the industrial property, as well as the acquisition costs to third parties of the corresponding rights.

They are depreciated on a straight-line basis over their useful life, at a rate of 20.00% per annum, and are subject to valuation correction for impairment.

d)	Property, plant and equipment

Property, plant and equipment are measured at acquisition price, net of the corresponding accumulated depreciation and, as applicable, and the accumulated amount of recognised valuation corrections for impairment.

Upkeep and maintenance expenses incurred during the year are charged to the Income Statement. The costs of renewal, expansion or improvement of property, plant and equipment, which represent an increase in capacity, productivity or an extension of the useful life, are capitalized as greater value of the corresponding assets, once the carrying values are derecognized of the items that have been replaced.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

Property, plant and equipment, net of any residual value thereof, is depreciated by linearly allocating the cost of the different elements that make up the property, plant and equipment between the estimated useful lives of the period in which the Group expects to use them, according to the following table:

	Annual Percentage	Estimated years of Useful Life

Technical installations	22.50	4.44
Furnishings	15.00	6.67
Computer equipment	37.50	2.67
Other property, plant and equipment	25.00	4.00

The carrying amount for an item of property, plant or equipment is derecognised in the accounts when it is disposed of or withdrawn by other means, or when it is not expected that any future profits or future economic returns will be obtained from its use, disposal or withdrawal by other means.

Impairment of property, plant and equipment and intangibles

Impairment tests on goodwill and other intangible assets with indefinite useful economic lives are undertaken annually at the financial year end. Other non-financial assets are subject to impairment tests whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. Where the carrying value of an asset exceeds its recoverable amount (i.e. the higher of value in use and fair value less costs to sell), the asset is written down accordingly.

In order to calculate the value in the use, the assumptions used in these estimates include the discount rates, growth rates and expected changes in the sales prices and direct costs. The discount rates reflect the value of money over time and the risks associated with the cash-generating unit. The growth rates and variations in direct prices and costs are based on sector forecasts and experience and future expectations respectively.

If the asset does not generate cash flows that are independent from other assets, the Group calculates the recoverable amount for the cash-generating unit to which the asset belongs.

The reversal of the value impairment loss is recorded as a credit to the statement of income, increasing the carrying value of the asset up to the limit of the carrying value that the asset would have had, net of depreciation, if the impairment had not been recorded. Impairment losses are not reversible in the case of goodwill.

An impairment amounting of 1,720,215 euros was recognised in the statements of income/(loss) and total comprehensive income/(loss) in 2016, respectively (see Notes 5 and 6).

Notwithstanding the above, if the specific circumstances of the assets demonstrate a loss that is irreversible in nature this is recognised directly in losses from fixed assets in the statement of income.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

e)	Inventories

Inventories are initially recognised at cost, and subsequently at the lower of cost and net realisable value. Cost comprises all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition.

Weighted average cost is used to determine the cost of ordinarily interchangeable items.

f)	Leases

Finance leases

The Group classifies a lease as financial when it can be deduced from the economic conditions of the lease agreement that all risks and benefits inherent to the ownership of the asset that is the purpose of the contract have been substantially transferred. If the conditions for the lease contract to be considered as a finance lease are not met, it is considered to be an operating lease.

At the start of the finance lease contracts the Group records an asset in accordance with its nature, depending on whether this is property, plant or equipment or an intangible asset, with a financial liability for the same amount, which is the lower of the fair value for the leased asset and the present value of the agreed minimum payments at the start of the lease. The contract’s implicit interest rate is used for calculating the present value of the minimum lease payments and, if this cannot be determined, the lessee's interest rate for similar operations is used.

The total financial charge is distributed over the lease period and is charged to the Statement of income for the financial year in which it accrues, applying the effective rate of interest method. Instalments of a contingent nature are recognised as charges for the year in which they are incurred.

The criteria for depreciation, impairment and withdrawal are applied to the assets recognised in the statement of financial position as a consequence of finance leases and in accordance with their nature.

Operating leases

In operating lease operations the ownership of the leased asset and, substantially, all of the risks and benefits related with the asset remain with the lessor.

When the entities are acting as lessees, the leasing costs, including any incentives granted, if applicable, by the lessor are charged to their Statement of income on a straight-line basis.

The benefits collected and collectable by way of incentive for formalising an operating lease are also distributed over the duration of the lease on a straight-line basis.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

g)	Financial instruments

The Group only recognises a financial instrument in its statement of financial position when it becomes a party with an obligation to the contract or legal business in question, in accordance with the provisions thereof.

Financial assets

The Group classifies its financial assets into the category discussed below. There are not financial assets that meet the requirements to be classified as “held to maturity”, “fair value through the statement of comprehensive income/(loss)” or “available for sale”.

Loans and receivables

These assets are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They arise principally through the provision of goods and services to customers (e.g. trade receivables), but also incorporate other types of contractual monetary asset. They are initially recognised at fair value plus transaction costs that are directly attributable to their acquisition or issue, and are subsequently carried at amortised cost using the effective interest rate method, less provision for impairment.

Impairment provisions are recognised when there is objective evidence (such as significant financial difficulties on the part of the counterparty or default or significant delay in payment) that the Group will be unable to collect all of the amounts due under the terms receivable, the amount of such a provision being the difference between the net carrying amount and the present value of the future expected cash flows associated with the impaired receivable. For trade receivables, which are reported net, such provisions are recorded in a separate allowance account with the loss being recognised within administrative expenses in the consolidated statement of comprehensive income. On confirmation that the trade receivable will not be collectable, the gross carrying value of the asset is written off against the associated provision.

The Group's loans and receivables comprise trade and other receivables and cash and cash equivalents in the consolidated statement of financial position.

Cash and cash equivalents includes cash in hand, deposits held at call with banks, other short term highly liquid investments with original maturities of three months.

Other current assets include restricted funds arising from financial liabilities entered into spanish government entities. The restrictied funds are subject to the consent of the applicable secured party and are not available for general use by the Group.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

Financial liabilities

The Group has financial liabilities measured at amortized cost which include loans and borrowings, trade payables, other liabilities and other payables. The Group currently does not have financial liabilities held for trading or fair value through statement of income.

Financial liabilities at amortized cost

Those financial liabilities are recognized initially at fair value plus directly attributable transaction costs and are measured at amortized cost using the effective interest rate method. Gains and losses are recognized in the statement of income when the liabilities are derecognized as well as through the effective interest rate method amortization process.

Derecognition

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires.

Interest received on financial assets

Interest on financial assets accruing subsequently to the moment of acquisition are recognised as finance income in the statement of income and comprehensive income.

Interest is recognised using the effective rate of interest method and dividends are recognised when the shareholder’s right to receive is recognised. For these purposes, the initial measurement of financial investments includes the amount of explicit interest accrued and not due at that moment as well as the amount of dividends agreed for payment by the competent body at the time of acquisition.

Deposits provided and received

In the case of short-term deposits provided, these are measured at the amount paid over and classified in other current assets in the accompanying statements of financial position.

For deposits provided and received in respect of operating leases and the provision of services, the difference between their fair value and the amount paid over is recorded as an advance payment or collection for the lease or service provision and they are presented as other non-current assets in the accompanying statements of financial position.

h)	Borrowing costs

Borrowing costs are capitalised, net of interest received on cash drawn down yet to be expended when they are directly attributable to the acquisition, contribution or production of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale.

The Group did not capitalise any financial expenses as property, plant and equipment or intangible assets in the financial years 2017 and 2016 because the time spent between the capitalisation of the assets and the moment from which they are in conditions to be used is very short.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

i)	Foreign currency translation

The Group’s consolidated financial statements are presented in euros, which is also the Group’s functional currency. For each entity, the Group determines the functional currency, and items included in the financial statements of each entity are measured using the functional currency.

Financial statements of foreign subsidiaries

Foreign subsidiaries use the local currencies of the country where they operate. The statement of financial position is translated into euro at the closing rate on the reporting date and their income statement is translated at the average exchange rate at each month-end. Differences resulting from the translation of the financial statements of said subsidiaries are recognized in other comprehensive income as “exchange differences on translation of foreign operations”.

Foreign currency transactions

Transactions denominated in foreign currencies are translated into euro at the exchange rate at the end of the previous month-end. Monetary items in the statement of financial position are translated at the closing rate at each reporting date and the relevant translation adjustments are recognized in financial or operating result depending on its nature.

j)	Taxes

Current income tax

Income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date.

Current income tax relating to items that are recognized directly in equity is recognized in equity and not in the income statement. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred tax

Deferred tax is calculated using the liability method on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized for all deductible temporary differences, carry forward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized.

Recognition of deferred tax assets is restricted to those instances where it is probable that taxable profit will be available against which the difference can be utilised.

The amount of the asset or liability is determined using tax rates that have been enacted or substantively enacted by the reporting date and are expected to apply when the deferred tax liabilities/(assets) are settled/(recovered).

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

Deferred tax assets and liabilities are offset when the Group has a legally enforceable right to offset current tax assets and liabilities and the deferred tax assets and liabilities relate to taxes levied by the same tax authority on either:

-	The same taxable group company, or
-

Different group entities which intend either to settle current tax assets and liabilities on a net basis, or to realise the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax assets or liabilities are expected to be settled or recovered.

k)	Trade account receivables

Trade accounts receivable correspond to amounts owed by customers in the ordinary course of business. If the receivable is due within one year or less the account receivable is classified as a current asset, otherwise the receivable is classified as a non-current asset. Accounts receivable are presented at amortized cost less any impairment. Accounts receivable denominated in currencies other than the entities’ functional currency are remeasured using the exchange rate in effect at the end of the reporting period.

The doubtful account receivable is estimated based on an analysis of the age of the receivable balances. An allowance is recorded for long standing and overdue receivables, considering the probability of loss based on historical experience.

l)	Revenues

The Group’s revenue, which is presented net of value added tax, is generated by the sale of perpetual and time-based licenses, maintenance revenue and software development service fees.

Perpetual license holders may opt to take an annual maintenance contract, which leads to annual fees. Periodic licenses entitle the customer to maintenance, support and product updates without additional charge.

The Group sells its products and software through its direct sales force and through authorized distributors.

Software license revenue, maintenance and/or software development service fees may be bundled in one arrangement, or may be sold separately.

The Group recognizes revenue for goods including software when all the significant risks and rewards have been transferred to the customer, no continuing managerial involvement usually associated with ownership of the goods is retained, no effective control over the goods sold is retained, the amount of revenue can be measured reliably, it is probable that the economic benefits associated with the transactions will flow to the entity and the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Perpetual licensed software

The sale and/or license of software products is deemed to have occurred when a customer either has taken possession of or has the ability to take immediate possession of the software and the software key.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

Perpetual software licenses can include one year maintenance and support services. The Group sells these maintenance services also on a stand-alone basis and is therefore capable of determining their fair value. On this basis, the amount of the embedded maintenance is separated from the fee for the perpetual license and is recognized ratably over the period to which they relate.

Time-based licensed software

The time-based license agreements include the use of a software license for a fixed term, generally one-year, and maintenance and support services during the same period. The Group does not sell time-based licenses without maintenance and support services and therefore revenues for the entire arrangements are recognized ratably over the term.

Maintenance and support services

The Group recognizes revenue from maintenance and support services ratably on a straight-line basis over the term that the maintenance service is provided, which is generally one-year. In general, maintenance services are not automatically renewed.

A maintenance and support contract may include a reinstatement for previous years when the customer did not have a maintenance and support contract previously. Revenue from reinstatements are recognized immediately when the maintenance and support services commence.

Multiple element arrangements

The Group has entered into a number of multiple element arrangements, such as when selling perpetual licenses that may include maintenance and support (included in price of perpetual licenses) and time-based licenses (that include embedded maintenance and support, both of which may be sold with software development services, training, and other product sales). In some cases, the Group delivers software development services bundled with the sale of the software. In multiple element arrangements, whether sold to end-customers or to collaboration partners, the Group uses either the stand-alone selling prices or management’s best estimate of selling prices to determine the fair value of each separate element within the arrangement, including software and software-related services such as maintenance and support. In general, elements in such arrangements are also sold on a stand-alone basis and stand-alone selling prices are available.

Revenue is allocated to each deliverable based on the fair value of each individual element and is recognized when the revenue recognition criteria described above are met, except for time-based licenses which are not unbundled. When software development services are performed and are considered essential to the functionality of the software, the Group recognizes revenue from the software development services on a stage of completion basis, and the revenue from the software when the related development services have been completed.

m)	Provisions and contingencies

The Group differentiates between:

●

Provisions: current obligations, legal, contractual or implicit, or assumed by the Group, arising as a consequence of a past event for which an outflow of resources is expected to settle the liability and for which the amount and timing are uncertain.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

●

Contingent liabilities: possible liabilities arising as a result of past events for which the occurrence or not of events are outside of the Group's control, or current obligations arising as a consequence of a past event for which the amount cannot be estimated or for which payment is not probable.

The Consolidated Financial Statements contain all of the provisions for which the probability of having to meet the obligation is higher than the contrary. Contingent liabilities are not recognised in the Consolidated Financial Statements but information is disclosed for these in accordance with the requirements of IAS 37 (see Note 12).

Provisions are classified as current or non-current depending on the period of time estimated for meeting the obligations they cover. Provisions are created when the responsibility or liability determining the compensation or payment is born and when its amount can be reliably estimated. Adjustments arising from the updating of the provision are recorded as financial expenses as they accrue. In the case of provisions with a due date that is less than or equal to one year no type of discount is made, provided that the financial effect is not significant.

Included under this heading are those arising from litigation in progress and for outstanding indemnities or obligations; sureties or other similar guarantees borne by the Group; future expenses for workforce restructuring or provisions for medium- and long-term incentives for personnel.

n)	Government grants

Government grants are recognized when there is reasonable assurance that the grant will be received and all attached conditions will be complied with. When the grant relates to development costs or another expense, it is recognized as income over the grant period necessary to match the income on a systematic basis to the costs that it is intended to compensate.

Where retention of a government grant related to assets or to income, is dependent on the Group satisfying certain criteria, it is initially recognized as deferred income. When the criteria for retention have been satisfied, the deferred income balance is released to other operating income in the consolidated income statement on a systematic basis over the periods in which the entity recognizes as expenses the related costs for which the grants are intended to compensate.

Any government grants recognized as income do not have any unfulfilled conditions or other contingencies attached to them.

o)	Share capital

Financial instruments issued by the Group are classified as equity only to the extent that they do not meet the definition of a financial liability or financial asset.

The Group's ordinary shares are classified as equity instruments.

Legal reserve

In accordance with Spanish Law, companies are obliged to restrict 10% of its benefits, until the legal reserve fund one fifth of the share capital subscribed.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

p)	New standards, amendments and interpretations issued but not yet adopted

At the date of preparation of these consolidated financial statements the following were the standards and interpretations published by the IASB but which had yet to come into force:

IFRS 15: Revenue from contracts with customers

In May 2014, the IASB issued IFRS 15 (Revenue from contracts with customers) and provided clarifications to the standard in April 2016. In accordance with IFRS 15, income is recognized in the amounts for which the entity expects to be entitled for the transfer goods or services to a customer.

The standard provides a single, principles based five step model to be applied to all contracts with customers as follows:

•	Identify the contract(s) with a customer;

•	Identify the performance obligations in the contract;

•	Determine the transaction price;

•	Allocate the transaction price to the performance obligations in the contract, and

•	Recognize revenue when (or as) the entity satisfies a performance obligation.

Either a full retrospective application or a modified restrospective application is required. The effective date for adoption of IFRS 15 is annual periods beginning on or after 1 January, 2018, though early adoption is permitted.

Under IFRS 15, the Group have to recognize the revenue from a contract with a customer when the expectation of receipt is probable, taking into account the client’s intention to pay. If the expectation is non-receipt, the Group is required to assess whether the related revenue will be presented net of estimated losses.

The new revenue standard supersedes all current revenue recognition requirements under IFRS as issued by the IASB. The Group expects that, based on the current sales contracts, the implementation of IFRS 15 is not expected to have a significant impact but a detailed assessment is ongoing and the Group anticipates to have this assessment completed during the fourth quarter of 2018. The transition method that will be applied is the modified retrospective method whereby the cumulative effect of initially applying IFRS 15 as an adjustment to the opening balance of accumulated deficit in 2018.

The disclosure requirements of the new standard represent a change from the current practice, and will increase the volume of disclosures required in the consolidated financial statements of the Group. Many of the disclosure requirements are new, therefore, the Group expects that the disclosures will be expanded, even if the quantitative impact of the adoption of the new standard is not significant.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

IFRS 9: Financial instruments

In July 2014, the IASB issued the final version of IFRS 9 Financial Instruments (“IFRS 9”) that replaces IAS 39 Financial Instruments: Recognition and Measurement and all previous versions of IFRS 9. IFRS 9 brings together all three aspects of the accounting for financial instruments project: classification and measurement, impairment and hedge accounting. IFRS 9 is effective for annual periods beginning on or after 1 January, 2018, with early application permitted. Except for hedge accounting, retrospective application is required but providing comparative information is not compulsory. For hedge accounting, the requirements are generally applied prospectively, with some limited exceptions.

IFRS 9 requires the Group to record expected credit losses on all of the Group’s debt securities, loans and trade receivables, either on a 12-month or lifetime basis. The Group will apply the simplified approach and record lifetime expected losses on all trade receivables.

The Group will adopt the new standard on the required effective date. The lifetime expected losses will be determined based on a provision matrix applied to the each of the trade receivable aging buckets, but the Group does not expect that this will have a significant impact on the statements of financial position.

IFRS 16: Leases

IFRS 16 was issued in January 2016 and it replaces IAS 17 Leases, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC-15 Operating Leases-Incentives and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease. IFRS 16 sets out the principles for the recognition, measurement, presentation and disclosure of leases and requires lessees to account for all leases under a single on-balance sheet model similar to the accounting for finance leases under IAS 17. The standard includes two recognition exemptions for lessees – leases of ’low-value’ assets (e.g., personal computers) and short-term leases (i.e., leases with a lease term of 12 months or less). At the commencement date of a lease, a lessee will recognize a liability to make lease payments (i.e., the lease liability) and an asset representing the right to use the underlying asset during the lease term (i.e., the right-of-use asset). Lessees will be required to separately recognize the interest expense on the lease liability and the depreciation expense on the right-of-use asset.

Lessees will be also required to remeasure the lease liability upon the occurrence of certain events (e.g., a change in the lease term, a change in future lease payments resulting from a change in an index or rate used to determine those payments). The lessee will generally recognize the amount of the remeasurement of the lease liability as an adjustment to the right-of-use asset.

IFRS 16 is effective for annual periods beginning on or after 1 January, 2019 and has been endorsed by the European Union. Early application is permitted, but not before an entity applies IFRS 15.

The effective date for adoption of IFRS 16 is annual periods beginning on or after 1 January, 2019, though early adoption is permitted for companies applying IFRS 15 Revenue from Contracts with Customers. The Group has not yet begun evaluating the requirements of IFRS 16 and the impact on the consolidated financial statements, and expects to complete its assessment prior to the issuance of its annual financial statements for its year ended December 31, 2018 during 2019. The minimum future payments of non-cancellable operating leases is 375,000 euros, as disclosed in Note 15.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

IFRIC 22: Foreign currency transactions and Advance consideration

On 8 December, 2016, the IFRS interpretations committee of the International Accounting Standards Board (IASB) issued IFRS interpretation, IFRIC 22, Foreign currency transactions and Advance consideration which clarifies the date of the transaction for the purpose of determining the exchange rate to use on initial recognition of the related asset, expense or income, when an entity has received or paid advance consideration in a foreign currency. The date of the transaction, for the purpose of determining the exchange rate, is the date of initial recognition of the non-monetary prepayment asset or deferred income liability. If there are multiple payments or receipts in advance, a date of transaction is established for each payment or receipt. The effective date for adoption of IFRIC 22 is annual reporting periods beginning on or after 1 January, 2018, though early adoption is permitted. A detailed assessment is ongoing and the Group anticipates to complete the effects of this standard during the third quarter of 2018.

IFRIC 23: Uncertainty over Income Tax Treatments

In June 2017, the International Accounting Standards Board (IASB) issued IFRS interpretation IFRIC 23 Uncertainty over Income Tax Treatments which is to be applied while performing the determination of taxable profit (or loss), tax bases, unused tax losses, unused tax credits and tax rates, when there is uncertainty over income tax treatments under IAS 12. According to IFRIC 23, companies need to determine the probability of the relevant tax authority accepting each tax treatment, or group of tax treatments, that the companies have used or plan to use in their income tax filing which has to be considered to compute the most likely amount or the expected value of the tax treatment when determining taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates.

The standard permits two possible methods of transition:

Full retrospective approach – Under this approach, IFRIC 23 will be applied retrospectively to each prior reporting period presented in accordance with IAS 8 – Accounting Policies, Changes in Accounting Estimates and Errors.

Retrospectively with cumulative effect of initially applying IFRIC 23 recognized by adjusting equity on initial application, without adjusting comparatives.

The effective date for adoption of IFRIC 23 is annual periods beginning on or after 1 January, 2019, though early adoption is permitted. The Group is currently evaluating the effect of IFRIC 23 on the consolidated financial statements.

The other standards, interpretations and amendments issued by the IASB and relevant for the Group, but not yet effective are not expected to have a material impact on the Group’s future consolidated financial statements.

5. Significant accounting judgments, estimates and assumptions

The preparation of the Group’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenue, expenses, assets and liabilities, and the accompanying disclosures. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities for future periods.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

On an ongoing basis, the Group evaluates its estimates, assumptions and judgments, including those related to revenue recognition, capitalization of development costs, Impairment loss on goodwill, intangible assets and property, plant & equipment, impairment of trade account receivable, deferred taxes and going concern.

The Group based its assumptions and estimates on parameters available when the consolidated financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising beyond the control of the Group. Such changes are reflected in the assumptions when they occur.

Going concern

The Group has experienced net losses and negative working capital for the last 3 years. As of 31 December, 2017, the Group had an accumulated deficit of 2,973,970 euros and a profit for the year of 31,230 euros. As of 31 December 2016, the Group had an accumulated deficit of 3,005,200 euros and a loss for the year of 2,408,811 euros. Management expects the Group to continue incurring net losses and have significant cash outflows for at least the next twelve months. These conditions, among others, raise uncertainty about the Group´s ability to continue as a going concern. These consolidated financial statements have been prepared assuming that the Group will continue as a going concern. This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business. A successful transition to attaining profitable operations is dependent upon achieving a level of positive cash flows adequate to support the Group’s cost structure. As indicated in the note 2 “Basis of preparation - Liquidity”, the directors of LRAD have indicated their intention to provide financial support to the Group for a period of at least 12 months from the date of approval of these financial statements.

Revenue recognition

For revenue recognition, the significant estimates and judgments relate to allocation of value to our separate elements in our multiple-element arrangements and in identifying stage of completion of our customized development of software components for customers. Software development services are mostly billed on time & material basis or occasionally on a fixed basis (see note 4l).

With respect to the allocation of value to the separate elements, the Group is using the stand-alone selling prices or management best estimates of selling prices to estimate the fair value of the software and software-related services to separate the elements and account for them separately. Elements in such an arrangement are also sold on a stand-alone basis and stand-alone selling prices are available. Revenue is allocated to each deliverable based on the fair value of each individual element and is recognized when the revenue recognition criteria described above are met. When we provide software development services considered essential to the functionality of the software, we recognize revenue from the software development services as well as any related support and maintenance on a percentage of completion basis whereby the arrangement consideration is recognized as the services are performed, as measured by an observable input.

We determine the percentage-of-completion by comparing labor hours incurred to-date to the estimated total labor hours required to complete the project. We consider labor hours to be the most reliable, available measure of progress on these projects. Adjustments to estimates to complete are made in the periods in which facts resulting in a change become known.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

When the estimate indicates that a loss will be incurred, such loss is recorded in the period identified. Significant judgments and estimates are involved in determining the percent complete of each contract. Different assumptions could yield materially different results.

Our revenue recognition policies require management to make significant estimates. Management analyzes various factors, including a review of specific transactions, historical experience, creditworthiness of customers and current market and economic conditions. Changes in judgments based upon these factors could impact the timing and amount of revenue and cost recognized and thus affects our results of operations and financial condition.

Capitalization of development costs

Under IAS 38, internally generated intangible assets from the development phase are recognized if certain conditions are met. These conditions include the technical feasibility, intention to complete, the ability to use or sell the asset under development, and the demonstration of how the asset will generate probable future economic benefits. The cost of a recognized internally generated intangible asset comprises all directly attributable cost necessary to make the asset capable of being used as intended by management. In contrast, all expenditures arising from the research phase are expensed as incurred.

Determining whether internally generated intangible assets from development are to be recognized as intangible assets requires significant judgment, particularly in determining whether the activities are considered research activities or development activities, whether the product enhancement is substantial, whether the completion of the asset is technical feasible considering a company-specific approach, the probability of future economic benefits from the sale or use.

The Group has determined that the conditions for recognizing internally generated intangible assets from proprietary software, guide and other product development activities are not met until shortly before the products are available for sale, unless the Group has strong evidence that the above criteria are met and a detailed business plan is available showing the asset will on a reasonable basis generate future economic benefits.

As such, development expenditures not satisfying the above criteria and expenditures on the research phase of internal projects are recognized in the consolidated income statement as incurred. This assessment is monitored by the Group on a regular basis.

Impairment of goodwill, intangible assets and property, plant & equipment

The Group has goodwill for a total amount of 2,595,726 euros as at 31 December  2017 (2,595,726 euros as at 31 December 2016 and 4,315,941 euros as at 01 January 2016) which has been subject to an impairment test. The goodwill is tested annually for impairment based on a discounted cash flow model with cash flows for the next five years derived from the budget and a residual value considering a perpetual growth rate. The value in use is sensitive to the discount rate used for the DCF model as well as the expected future cash-inflows and the growth rate used for extrapolation purposes. The key assumptions used to determine the value in use for the different CGUs are disclosed below:

-	Estimated sales data for the following five years: sales increase of 2% in 2018 and in successive years.
-	No sales growth in the calculation of income in perpetuity.
-	Discount rate used (WACC): 11.30% in 2017 and 11.50% in 2016

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

As a consequence of the annual impairment test performed, an impairment charge of 1,720,215 euros was recognized in 2016. No impairment charge was recognized in 2017. See Note 6.

The Group operates in an industry with continuous technological changes, being this fact a threat to the Group’s business model. Nevertheless, the value of the CGU has been estimated considering that the business plan approved by the Board of Directors will be achieved. Such plan is subject to a significant level of uncertainty, due to the above mentioned risk factors.

When events or changes in circumstances indicate that the carrying amount of the intangible assets and property, plant and equipment may not be recoverable, we estimate the value in use for the individual assets, or when not possible, at the level of CGUs to which the individual assets belong. No impairment charges have been recorded during 2017 and 2016 in relation to intangible assets (other than goodwill) and property, plant and equipment.

Impairment of trade account receivable

The necessary value corrections are made at the financial year-end if there is objective evidence that the value of a credit has been impaired, i.e. if there is evidence of a reduction or delay in the future estimated cash flows corresponding to that asset.

The impairment value of account receivables corresponds to the difference between their carrying amount and the present value of future cash flows that are expected to be generated, as discounted at the effective rate of interest calculated at the time of their initial recognition.

The valuation correction due to impairment of debtors at December 31, 2017, December 31, 2016 and January 1, 2016 was estimated on the basis of the analysis of each individual balance pending collection at that dates.

Deferred tax

Deferred tax assets are recognized for unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilized. Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and the level of future taxable profits together with future tax planning strategies.

Tax losses carried forward and other tax credits relate to the parent and subsidiaries that all have a history of losses and do not expire. These tax credits may not be used to offset taxable income elsewhere in the Group.

With respect to the net operating losses of the Group, no deferred tax assets have been recognized, given that there is uncertainty as to the extent to which these tax losses will be used in future years.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

Legal proceedings (Contingent assets and liabilities)

The Group reviews outstanding legal cases following developments in the legal proceedings and at each reporting date, in order to assess the need for provisions and disclosures in its financial statements. Among the factors considered in making decisions on provisions are the nature of litigation, claim or assessment, the legal process and potential level of damages in the jurisdiction in which the litigation, claim or assessment has been brought, the progress of the case (including the progress after the date of the financial statements but before those statements are issued), the opinions or views of legal advisers, experience on similar cases and any decision of the Group's management as to how it will respond to the litigation, claim or assessment.

6. Intangible Assets

The composition and movement in the various accounts under this heading during 2017 and their corresponding accumulated amortisation and impairments were as follows:

	1/1/2017	Additions	Disposals	31/12/2017

At Cost:
Technology development	6,930,770	-	-	6,930,770
Industrial property	246,662	-	-	246,662
Computer software	88,771	-	-	88,771
Goodwill	4,315,941	-	-	4,315,941

	11,582,144	-	-	11,582,144

Accumulated amortisation:
Technology development	(5,737,545)	(381,206)	-	(6,118,751)
Industrial property	(227,127)	-	-	(227,127)
Computer software	(88,771)	-	-	(88,771)

Impairment
Goodwill	(1,720,215)	-	-	(1,720,215)

	(7,773,658)	(381,206)	-	(8,154,864)

Net Intangible Assets	3,808,486	(381,206)	-	3,427,280

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

The composition and movement in the various accounts under this heading during 2016 and their corresponding accumulated amortisation and impairments were as follows:

	1/1/2016	Additions	Disposals	31/12/2016

At Cost:
Technology development	6,434,910	495,860	-	6,930,770
Industrial property	246,662	-	-	246,662
Computer software	88,771	-	-	88,771
Goodwill	4,315,941	-	-	4,315,941

	11,086,284	495,860	-	11,582,144

Accumulated amortisation:
Technology development	(5,405,581)	(331,964)	-	(5,737,545)
Industrial property	(227,127)	-	-	(227,127)
Computer software	(88,771)	-	-	(88,771)

Impairment
Goodwill	-	(1,720,215)	-	(1,720,215)

	(5,721,479)	(2,052,179)	-	(7,773,658)

Net Intangible Assets	5,364,805	(1,556,319)	-	3,808,486

In the year ended 31 December 2017, no additional development expenses have been capitalised as an asset (495,860 euros as at 31 December 2016). Likewise, development expenses capitalised during the previous year mainly corresponded to accrued salaries costs directly related to certain development projects carried out by the group.

The projects completed and capitalized at the close of the financial years 2017 and 2016 correspond to "Personal Location Data Transport", "e-Health control and mobility", "Elipsis", "Alerta", "SIM Probe" and "Big Data Location System". The breakdown is as follows:

Technology development projects	Gross amount	Acc. Amor. at 31/12/2017	Net at 31/12/2017	Acc. Dep. at 31/12/2016	Net at 31/12/2016

Personal Location Data Transport	147,933	(129,630)	18,303	(100,041)	47,892
e-Health control and mobility	684,739	(629,741)	54,998	(523,413)	161,326
Elipsis	153,038	(103,194)	49,844	(72,586)	80,452
Alerta	106,639	(52,907)	53,732	(31,579)	75,060
SIM Probe	610,008	(144,831)	465,177	(22,830)	587,178
Big Data Location System	356,760	(186,795)	169,965	(115,443)	241,317
Other technology developments	4,871,653	(4,871,653)	-	(4,871,653)	-

	6,930,770	(6,118,751)	812,019	(5,737,545)	1,193,225

The amounts shown on the table above correspond to personnel expenses related to the development of those projects.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

The Parent Company and subsidiary company management, estimated future cash flows discounted to their present value which are expected to be obtained from the cash-generating unit of Genasys II (long-term assets in their entirety), and as a result, such value in use is less than the carrying amount of the cash generating unit to which goodwill is allocated.

The annual impairment test performed resulted in the need to recognize an impairment loss of 1,720,215 euros in 2016, which is presented in the consolidated statement of income/(loss) and comprehensive income/(loss). No impairment loss was charged in 2017.

7. Property, Plant and Equipment

The detail and movements on property, plant and equipment during the financial year 2017 were as follows, in euros:

	1/1/2017	Additions	Disposal	31/12/2017

At Cost:
Technical installations and furnishings	11,216	-	-	11,216
Computer equipment	132,889	707	(578)	133,018
Other property, plant and equipment	8,944	-	-	8,944

	153,049	707	(578)	153,178

Accumulated depreciation:
Technical installations and furnishings	(7,146)	(1,148)	-	(8,294)
Computer equipment	(129,199)	(2,425)	433	(131,191)
Other property, plant and equipment	(8,943)	-	-	(8,943)

	(145,288)	(3,573)	433	(148,428)

Net property, plant and equipment	7,761	(2,866)	(145)	4,750

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

The detail and movements on property, plant and equipment during the financial year 2016 were as follows, in euros:

	1/1/2016	Additions	Disposals	31/12/2016

At Cost:
Technical installations and furnishings	11,216	-	-	11,216
Computer equipment	131,770	1,119	-	132,889
Other property, plant and equipment	8,944	-	-	8,944

	151,930	1,119	-	153,049

Accumulated depreciation:
Technical installations and furnishings	(5,998)	(1,148)	-	(7,146)
Computer equipment	(121,240)	(7,959)	-	(129,199)
Other property, plant and equipment	(8,943)	-	-	(8,943)

	(136,181)	(9,107)	-	(145,288)

Net property, plant and equipment	15,749	(7,988)	-	7,761

Other information

At both 31 December 2017 and 31 December 2016 there were no firm commitments for the purchase or sale of property, plant or equipment.

The Group has formalised insurance policies to cover the possible risks to which the various items of its property, plant and equipment are subject, it being understood that these policies provide sufficient cover for the risks to which they are submitted.

The Group has reviewed the carrying amounts for its property, plant and equipment and has determined that there are no indications that these assets had suffered a value impairment loss above the amount recorded at 31 December 2017 and 31 December 2016.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

8. Current financial assets

The following is the detail of current financial assets at 31 December 2017, 2016 and 1 January 2016, in euros:

	31/12/2017	31/12/2016	1/1/2016
Cash and cash equivalents	86,876	118,730	429,680
Other current assets	304,149	510,648	515,751
Trade account receivables	212,120	235,741	507,337

Total	603,145	865,119	1,452,768

Due to the short-term nature of the instruments shown above, their fair value does not differ significantly from their carrying amount.

8.1 Cash and cash equivalents

The detail of these assets at 31 December 2017, 2016 and 1 January 2016 are as follows, in euros:

	31/12/2017	31/12/2016	1/1/2016

Cash at bank	85,910	117,963	429,092
Cash on hand	966	767	588

Total	86,876	118,730	429,680

The return on these assets is based on variable daily or short-term interest rates. Because of their high liquidity the fair value of these assets coincides with their carrying value.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

8.2 Other current assets

The Group is required to maintain restricted funds with certain financial institutions or lessor as collateral for loans. The detail is as follows:

Entity	31/12/2017	31/12/2016	1/1/2016

La Caixa (1)	240,597	447,097	447,097
Deutsche Bank (2)	21,195	21,195	21,195
MINERTUR (3)	40,959	40,959	6,500
Gobierno Vasco	1,398	1,397	40,959

Total	304,149	510,648	515,751

(1)

Amount represents cash collateral security for a bank guarantee in connection to the grant received by the Ministry of Industry, Tourism and Commerce regarding “Project Impact”. These restrictied fund cannot be withdrawn from the Company´s accounts without the prior written consent of the applicable secured party.

(2)

Amount represents cash collateral security for a bank guarantee in connection to the grant received by the Ministry of Industry, Tourism and Commerce regarding “Elipsis Project”. These restrictied fund cannot be withdrawn from the Company´s accounts without the prior written consent of the applicable secured party.

(3)

Amount represents cash collateral security for a bank guarantee in connection to the grant received by the Ministry of Industry, Tourism and Commerce regarding “Alerta Impact”. These restrictied fund cannot be withdrawn from the Company´s accounts without the prior written consent of the applicable secured party.

8.3 Trade account receivables

The following is the composition of this heading at 31 December 2017, 2016 and 1 January 2016, in euros:

	31/12/2017	31/12/2016	1/1/2016

Trade account receivables	1,014,181	1,037,802	1,309,398
Doubtful account receivables	(802,061)	(802,061)	(802,061)

Total	212,120	235,741	507,337

As a general rule these accounts receivable does not accrue any interest and their due date is established at a period of between 30 and 60 days.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

The credit risk is caused by the possibility of the Group not recovering the financial assets for its registered value or at is expected maturity date. The Directors of the Group consider that the net carrying value of the trade and other receivables accounts is in line with its fair value at each period end.

At 31 December 2017, trade accounts receivable includes overdue balances for which no estimate for doubtful accounts has been made, since their credit experience has not significantly varied and the Management of the Parent Company and Subsidiary consider that such amounts are still recoverable. The aging of these balances is presented as follows:

	31/12/2017	31/12/2016	1/12/2016

Not overdue	185,530	199,268	387,868
Overdue up to 60 days	26,590	36,473	110,626
Overdue from to 61 to 360 days	-	-	8,843

Total	212,120	235,741	507,337

The Group has the policy of registering specific trade receivables provision based on the type of revenue, client characteristics and age of the receivables. At 2017 and 2016, there are no significant aged balances, with very limited amounts past due for over a year and, therefore, no impairment loss on trade receivables has been recognised.

9. Share capital

At 31 December 2017 and 2016 and 1 January 2016 the share capital of the Parent Company is 4,812,759, represented by 1,567,674 shares of 3.07 euros of nominal value each, respectively, fully subscribed and paid up, conferring the same proportional rights to their holders.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

10. Current and non-current financial liabilities

The following is the detail of current financial liabilities at 31 December 2017, 2016 and 1 January 2016, in euros:

	Current financial liabilities
	31/12/2017	31/12/2016	1/1/2016

Trade and other payables	78,169	53,456	101,570
Loans and borrowings	243,328	296,778	190,673
Other financial liabilities	1,009,624	1,239,189	950,791

Total	1,331,121	1,589,423	1,243,034

Due to the short-term nature of the current financial liabilities, their fair value approximates their carrying amount.

The following is the detail of non-current financial liabilities at 31 December 2017, 2016 and 1 January 2016, in euros:

	Non-current financial liabilities
	31/12/2017	31/12/2016	1/1/2016

Loans and borrowings	45,472	71,534	120,189
Government grants	66,000	88,000	110,000
Other financial liabilities	187,726	418,941	758,045

Total	299,198	578,475	988,234

Due to the fact that the interest rate have remained stable and on a low level over the last few years, the fair value of the liabilities shown above does not differ significantly from their carrying amount.

10.1 Trade and other payables

The following was the composition of this heading, in euros:

	31/12/2017	31/12/2016	1/1/2016
	Current	Current	Current

Suppliers	2,897	2,955	2,344
Sundry creditors	53,209	46,840	55,505
Salaries	22,063	3,661	43,721

Total	78,169	53,456	101,570

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

10.2 Loans and borrowings

The following was the composition of this heading at 31 December 2017, in euros:

	Current	Non-current	Total

Loans from credit entities (a)	80,968	45,472	126,440
Credit lines (b)	136,031	-	136,031
Discounted bills (c)	24,200	-	24,200
Leasing	2,129	-	2,129

Loans and borrowings	243,328	45,472	288,800

The following was the composition of this heading at 31 December 2016, in euros:

	Current	Non-current	Total

Loans from credit entities (a)	130,692	71,534	202,226
Credit lines (b)	119,823	-	119,823
Discounted bills (c)	46,263	-	46,263

Borrowings	296,778	71,534	368,312

The following was the composition of this heading at 1 January 2016, in euros:

	Current	Non-current	Total

Loans from credit entities (a)	143,517	120,189	263,706
Credit lines (b)	8,920	-	8,920
Discounted bills (c)	38,236	-	38,236

Borrowings	190,673	120,189	310,862

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

(a) Loans from credit entities

The detail of bank loans at 31 December 2017, 2016 and 1 January 2016, expressed in euros, is as follows:

Entity	Due date	Currency	Initial amount	At 31/12/2017	At 31/12/2016	At 1/1/2016

Banco Sabadell	20/06/2019	euro	75,000	38,705	63,160	9,595
Targo Bank	20/10/2018	euro	50,000	14,617	31,404	47,407
Banco Santander	27/05/2019	euro	60,200	18,206	30,529	42,400
Banco Santander	27/11/2017	euro	100,000	-	46,551	95,947
Banco Sabadell	20/07/2017	euro	60,000	-	11,667	31,667
Banco Santander*	12/07/2020	euro	50,000	43,272	-	-
Banco Santander	27/05/2019	euro	20,000	11,640	18,915
Bankinter	21/05/2016	euro	325,000	-	-	36,690

				126,440	202,226	263,706

*Loan granted in 2017.

The average interest rate on bank loans during financial year 2017 was 3.67%

The average interest rate on bank loans during financial year 2016 was 3.48%

(b) Credit lines

The Group entered into a secured promissory note credit line agreement with Banco Santander whereby the Company may borrow up 50,000 euros with interest at a rate of 3% per annum. The credit line has a maturity date of May 2018. During the year ended 31 December 2017 and 2016, the Company utilized 37,509 euros and 30,568 euros, respectively.

The Group entered into a secured promissory note credit line agreement with Bankia whereby the Company may borrow up 50,000 euros with interest at a rate of 4.123% per annum. The credit line has a maturity date of May 2018. During the year ended 31 December 2017 and 2016 and as at 1 January 2016, the Company utilized 48,959 euros, 45,000 euros and 8,920 euros, respectively.

The Group entered into a secured promissory note credit line agreement with Banco popular whereby the Company may borrow up 50,000 euros with interest at a rate of 3.25% per annum. The credit line has a maturity date of May 2018. During the year ended 31 December 2017 and 2016, the Company utilized 49,563 euros and 44,255 euros, respectively.

(c) Discounted bills

At 31 December 2017, the Group has a discounting facility granted, the amount available at the closing date is 24,200 euros, 46,263 euros at 31 December 2016 and 38,236 at 1 January 2016.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

10.3 Other financial liabilities, government grants and trade and other payables

The detail of “Other financial liabilities” and “Government grants” is composed of the following balances and characteristics:

	31/12/2017		31/12/2016		1/1/2016
	Non-current	Current	Non-current	Current	Non-current	Current

Third parties (a)	187,726	645,338	418,941	887,459	473,045	889,376
Related parties (b)	-	364,286	-	351,730	285,000	61,415
Other financial liabilities (total)	187,726	1,009,624	418,941	1,239,189	758,045	950,791

Government grants (a)	66,000	-	88,000	-	110,000	-

Total	253,726	1,009,624	506,941	1,239,189	868,045	950,791

a) Third parties and Government Grants

The detail of “Third parties and government grants” are composed of the following balances and characteristics at 31 December 2017:

Lending institution	Concept	Amount granted	Non- Current Carrying amount 31/12/17	Current Carrying amount 31/12/17	Year granted	Due date	Interest rate

Ministerio de economía y competitividad(2)	Préstamo Impacto - Esalud	567,439	74,171	255,640	2011	01/02/2024	0.00%
CDTI	Préstamo CDTI	156,209	58,837	17,704	2011	31/03/2021	0.00%
MINETUR (1)	Préstamo Avanza 2 (Transport Planning)	147,888	76,807	36,229	2012	31/01/2020	3.95%
MINETUR (3)	Préstamo Elipsis	178,908	-	140,942	2013	31/12/2018	0.53%
MINETUR (4)	Alertas	131,070	43,911	87,823	2014	31/12/2019	0.51%
ENISA (5)	Prestamo ENISA	400,000	-	107,000	2009	20/09/2018	E+2.25%

			253,726	645,338

(1)	For the granting of this support, the Group has had to guarantee 35% of the total loan (51,761 euros), which has been made by depositing an amount in cash in the current account of la Caixa.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

(2)

For the granting of this support, the Group has had to guarantee 100% of the total loan corresponding to the second and third annuities (447,097 euros), which it has made by forming a deposit in La Caixa. This loan is divided into three annuities, with the second and third annuities being subrogated by la Caixa. The subrogation will not be effective in full until the Ministry of Industry, Energy and Tourism (MINETUR) approves all the expenses justified by the Group for obtaining the Loan-Support. The Company in 2017 The Caixa deposit of 206,500 was utilized in look of payment in according to the Impacto second annuity Loan agreement.

(3)	For the granting of this support, the Group has had to set up a pledged deposit in the amount of 21,137 euros as collateral guarantee in the credit entity Deutsche Bank.

(4)

For the granting of this support, the Group has had to guarantee 25% of the total loan received from the Proyecto Alerta (131,070 euros), depositing the amount of 40,960 in cash in the Caja General de Depósitos.

(5)

There is also a current participative loan (long-term in 2016) of the company Genasys Holding, S.L. granted by the company ENISA on 29 July 2009 for an amount of 400,000 euros. On 3 July 2014, new payment conditions were established indicating that the outstanding debt at that date amounted to 380,000 euros and that it would carry an interest rate of Euribor + 1.25 points, leaving 107,000 euros pending payment at 31 December 2017 (192,600 euros at 31 December 2016)

In July 2016 the conditions were renewed, becoming Euribor + 2.25%, and at the end of financial year 2016, an agreement was reached with ENISA to proceed to the payment of the installments on a monthly basis, maintaining the conditions and adding interest for late payment of 7.9%, remaining as follows below:

Genasys Holding, S.L. -ENISA
Amortization of loan (in euro)
Date	Proposed payment	Debit balance
31/12/2016	-	192,600
31/12/2017	85,600	107,000
31/12/2018	107,000	-

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

The detail of “Third parties and government grants” is composed of the following balances and characteristics at 31 December 2016 and 1 January 2016:

Lending institution	Concept	Amount granted	Non- Current Carrying amount 31/12/16	Current Carrying amount 31/12/16	Year granted	Due date	Interest rate

Ministerio de economía y competitividad(2)	Préstamo Impacto - Esalud	567,439	84,214	462,140	2011	01/02/2024	0.00%
CDTI	Préstamo CDTI	156,208	76,541	17,703	2011	31/03/2021	0.00%
MINETUR (1)	Préstamo Avanza 2 (Transport Planning)	147,888	113,036	34,852	2012	31/01/2020	3.95%
MINETUR (3)	Préstamo Elipsis	178,908	59,950	118,958	2013	31/12/2018	0.53%
MINETUR	Profit Telefónica ST	103,336	-	103,336	2006	31/12/2013	0.00%
MINETUR (4)	Alertas	131,070	87,600	43,470	2014	31/12/2019	0.51%
ENISA (5)	Prestamo ENISA	400,000	85,600	107,000	2009	20/09/2018	E+2.25%

			506,941	887,459

Lending institution	Concept	Amount granted	Non- Current Carrying amount 1/01/16	Current Carrying amount 1/01/16	Year granted	Due date	Interest rate

Ministerio de economía y competitividad(2)	Préstamo Impacto - Esalud	567,439	90,257	462,140	2011	01/02/2024	0.00%
CDTI	Préstamo CDTI	156,208	94,244	17,704	2011	31/03/2021	0.00%
MINETUR (1)	Préstamo Avanza 2 (Transport Planning)	147,888	147,888	-	2012	31/01/2020	3.95%
MINETUR (3)	Préstamo Elipsis	178,908	119,586	59,322	2013	31/12/2018	0.53%
MINETUR	Profit Telefónica ST	103,336	-	103,336	2006	31/12/2013	0.00%
MINETUR (4)	Alertas	131,070	131,070	-	2014	31/12/2019	0.51%
ENISA (5)	Prestamo ENISA	400,000	-	246,874	2009	20/09/2018	E+2.25%

			583,045	889,376

The soft loans shown above were recognised at their fair value at inception (at amortised cost at subsequent measurements). According to IAS 20, the difference between the interest rate applied by the lender and the interest rate that a third party would apply at market rates has to be recognised as a grant. The statement of financial position at January 1, 2016, December 31, 2016 and December 31, 2017 show these governments grants amounting to 110,000, 88,000 and 66,000 euros, respectively.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

b) Related parties

In addition, during financial year 2015, the Parent Company was granted the following loans by related parties, which were renewed in 2016 and due in 2017. See also Note 14.

Entity	Last due date	Currency	Initial amount	Interests	At 31/12/2017

Investment Fund Continental S.L.	31/12/2017	euro	20,000	16,281	36,281
ADARA	31/12/2017	euro	25,000	2,022	27,022
La Caixa	31/12/2017	euro	15,000	983	15,983

			60,000	19,286	79,286

Entity	Last due date	Currency	Initial amount	Interests	At 31/12/2016

Investment Fund Continental S.L.	31/12/2017	euro	20,000	5,157	25,157
ADARA	31/12/2017	euro	25,000	806	25,806
La Caixa	31/12/2017	euro	15,000	767	15,767

			60,000	6,730	66,730

Entity	Last due date	Currency	Initial amount	Interests	At 1/1/2016

Investment Fund Continental S.L.	31/12/2017	euro	20,000	342	20,342
ADARA	31/12/2017	euro	25,000	506	25,506
La Caixa	31/12/2017	euro	15,000	567	15,567

			60,000	1,415	61,415

In addition, the Parent Company was granted in 2014, with originally due date in 2017, with the following loans by related parties, which were classified as non-current liabilities at 1 January 2016 and as current liabilities at 31 December 2016 and 31 December 2017. These loans have been repaid immediately after the acquisition by LRAD in January 2018 (see Note 2).

Entity	Due date	Currency	Initial amount	Balance at 31/12/17	Balance at 31/12/16	Balance at 1/1/16

Investment Fund Continental S.L.	2018	euro	225,000	225,000	225,000	225,000
	2018	euro	60,000	60,000	60,000	60,000

			285,000	285,000	285,000	285,000

This Loan has accrued unpaid interest for the amount of 5,314 euros at the close of the year financial.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

c)  Other information about financial liabilities

Maturity

The following table sets out the contractual maturities (representing undiscounted cash-flows) of financial liabilities:

At 31 December 2017

	Due date (years)
Description	1	2	3	4	5	+ 5	Total

Loans and borrowings	243,328	45,472	-	-	-	-	288,800

Other financial liabilities and Government grants	1,009,624	117,817	75,391	41,974	18,544	-	1,263,350

Trade and other payables	78,169	-	-	-	-	-	78,169

Total	1,331,121	163,289	75,391	41,974	18,544	-	1,630,319

At 31 December 2016

	Due date (years)
Descritption	1	2	3	4	5	+ 5	Total

Loans and borrowings	296,778	26,062	45,472	-	-	-	368,312

Other financial liabilities and Government grants	1,239,189	258,216	114,317	73,891	41,974	18,543	1,746,130

Trade and other payables	53,456	-	-	-	-	-	53,456

Total	1,589,423	284,278	159,789	73,891	41,974	18,543	2,167,898

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

At 1 January 2016

	Due date (years)
Description	1	2	3	4	5	+ 5	Total

Loans and borrowings	190,673	87,306	27,355	5,528	-	-	310,862

Other financial liabilities and Government grants	950,791	455,703	172,617	114,318	71,890	53,517	1,818,836

Trade and other payables	101,570	-	-	-	-	-	101,570

Total	1,243,034	543,009	199,972	119,846	71,890	53,517	2,231,268

11. Taxes

The detail of balances with Public Administrations at 31 December 2017, 2016 and 1 January 2016 is as follows, in euros:

	31/12/2017		31/12/2016		1/1/2016
	Payable	Receivable	Payable	Receivable	Payable	Receivable

Current:
Value Added Tax	21,022	11,723	11,939	8,446	14,527	349
IRPF (Personal income tax)	31,390	-	58,045	2,012	62,236	4,024
Social Security bodies	16,967	-	31,583	-	31,016	-

	69,379	11,723	101,567	10,458	107,779	4,373

The Group pays in the Corporation Tax under a fiscal consolidation regime, considering Genasys Holding, S.L. as a dominant company. Tax regulations require that each company carry out its own liquidation.

According to current legal provisions, tax settlements cannot be considered definitive until they have been inspected by the tax authorities or the four-year limitation period has elapsed. As a result, due to possible inspections, liabilities additional to those registered by the Company may arise.

However, the directors of the same consider that said liabilities, if they occur, would not be significant on the financial statements taken as a whole.

At 31 December 2017, the Group has open for tax inspection all the taxes to which it is subject from financial year 2014 until financial year 2017, and the Corporate Tax from financial year 2013 to financial year 2017. In the opinion of the directors of the Parent Company, there are no significant contingencies that may arise from the review of the periods open to inspection.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

Corporate income tax

The current and deferred tax expense in the last two financial years has been nil.

The reconcialiation from loss before tax to taxable income in 2016 and 2017 is as follows:

	2017	2016

Proft (Loss) before tax:	31,230	(2,408,811)

Temporary differences	(426,594)	1,297,621
Permanent differences	(2,230)	(110,913)

Tax Base (tax losses):	(397,594)	(1,222,103)

Tax rate 25%	-	-

Tax expense:	-	-

Unrecorded deferred tax assets

The detail of these non-recorded assets is as follows:

Year
Negative tax bases	Net operating losses	Amount	Maturity

2004	208,359	52,090	Without expiry
2005	1,058,570	264,642	Without expiry
2006	624,581	156,145	Without expiry
2007	779,000	194,750	Without expiry
2008	2,812,527	703,132	Without expiry
2009	2,321,159	580,290	Without expiry
2010	1,216,141	304,035	Without expiry
2011	196,176	49,044	Without expiry
2013	754,948	188,737	Without expiry
2014	380,696	95,174	Without expiry
2016	1,222,103	305,526	Without expiry

Total	11,574,260	2,893,565

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

Double Taxation Asset	Amount	Maturity

2005	142,500	Without expiry
2006	10,158	Without expiry
2007	3,449	Without expiry
2008	6,976	Without expiry
2009	5,463	Without expiry
2010	8,123	Without expiry
2011	4,682	Without expiry
2012	4,143	Without expiry
2013	22,503	Without expiry
2014	11,557	Without expiry
2015	7,038	Without expiry

Total	226,592

R&D deductions	Tax base	Amount	Maturity

2001	-	53,686	2019
2002	-	329,585	2020
2003	-	128,983	2021
2004	-	99,411	2022
2005	-	323,613	2023
2006	-	573,528	2024
2007	-	229,413	2025
2008	-	85,821	2026
2009	-	102,300	2027
2010	-	64,449	2028
2011	-	62,415	2029
2012	-	92,712	2030
2013	-	91,978	2031
2014	-	94,008	2032
2015	-	77,952	2033
2016	-	150,284	2034

Total		2,560,138

Total not recorded deferred tax assets		5,680,295

12. Provision for severance liability

The provision for severance liability is mainly related to the Group’s employee-related severance accrual for terminated employees as part of a reduction in headcount to streamline operations and reduce costs in December 2016.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

A summary of the Group’s severance accrual as of December 31, 2017 and 2016 is as follows:

Balance in severance liability as of 1 January 2016	-
Accrual made to terminated employees	482,863
Balance in severance liability as of 31 December 2016	482,863
Payments made to terminated employees	(151,360)
Balance in severance liability as of 31 December 2017	331,503

In accordance with agreement reached with employees, the severance payment should be payable over 24 months with the first payment being effective May 2017. As such, as of 31 December 2016 the provision for severance liability was 482,863 euros, of which, 160,954 euros was classified as current and 321,909 was classified as non current. As of 31 December 2017, the remaining severance liability was 331,503 euros, of which 267,121 euros is expected to be paid in the next 12 months.

13. Revenues and expenses

a)	Revenue

The Group's revenue is shown below by type, in euros:

The distribution of the revenue for the Group’s ordinary activities by categories and/or segments of activity are as shown below:

	2017		2016
Concept	Euros	%	Euros	%

PLATAFORM	640,734	35%	619,814	34%
SOLUTIONS and GEOSPATIAL	1,210,457	65%	1,226,650	66%

Total	1,851,191	100%	1,846,464	100%

The distribution of the net turnover for the Group’s ordinary activities by geographic markets, are shown below:

	2017		2016
Geographic market	Euros	%	Euros	%

Spain Europe	1,277,256	68,99%	1,234,732	66.87%
Australia-Asia	125,223	6,76%	121,091	6.55%
Latin America	441,543	23,87%	483,792	26.20%
USA	7,169	0.38%	6,849	0.38%

Total	1,851,191	100%	1,846,464	100%

In 2017 59% of the total sales (42% in 2016) were sold to three customers.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

b)	Other result

The income recognised as “others” in 2017 mainly corresponds to an old creditor´s balance. Due to the creditor recognised that the Genasys Group did not owe any amount and according to the external lawyers’s opinion, management decided to derecognised the corresponding liability recognised previously (103 thousand Euros).

c)	Finance expense

The detail of finance expense during the financial years, are the following:

	2017	2016

Credit entities	28,360	26,260
Related parties	19,286	17,890
Government Grant fair value	27,000	31,000

Total	74,646	75,150

14. Related party transactions

Balances between related parties

The detail of the balances with group companies and related parties at 31 December 2017 is shown below, in euros:

Outstanding balances with group companies and associates	Other related parties

CURRENT LIABILITIES	364,286

1. Current debts	364,286
a) Other financial liabilities (Note 10.3.b)	345,000
a) Explicit interest	19,286

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

The detail of the balances with group companies and related parties at 31 December 2016 is shown below, in euros:

Outstanding balances with group companies and associates	Other related parties

CURRENT LIABILITIES	351,730

1. Current debts	351,730
a) Other financial liabilities (Note 10.3.b)	345,000
b) Explicit interest	6,730

The detail of the balances with group companies and related parties at 1 January 2016 is shown below, in euros:

Outstanding balances with group companies and associates	Other related parties

NON-CURRENT LIABILITIES	285,000

1. Long-term debts
a) Other financial liabilities (Note 10.3.b)	285,000

CURRENT LIABILITIES	61,415

1. Current debts	61,415
a) Other financial liabilities (Note 10.3.b)	60,000
c) Explicit interest	1,415

Related party transactions (effect of income)

The only transactions with related parties made in 2016 and 2017 are shown on the table below:

	2017	2016

Financial expenses (see Note 13 c).	19,286	17,890

Financial expenses disclosed above correspond to the debt with related parties shown in this note.

15. Leases and other operations

Operating leases

The charge to the results of the financial year 2017 for operating lease has amounted to 80,059 euros (83,326 euros in the previous financial year).

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

The most significant operating lease agreement that the Group has at the close of financial years 2017 and 2016 corresponds to the rental contract for the offices located at Plaza Santa María Soledad Torres Acosta, Nº 2, 4º A. The Group also has computer equipment and a photocopier under operating lease contracts.

The total amounts for minimum future payments of non-cancellable operating leases are the following:

2017

Not later than 1 year	75,000
Between 1 and 5 years.	300,000

There are no lease contracts that have been classified as finance leases, either as lessor or as lessee.

16. Remuneration and other benefits of the Board of directors

Key management remuneration

The remuneration received during the financial year 2017 by the members of the Board of Directors, for management services, amounted to 85,164 euros (85,164 euros in 2016)

The Directors consider that the persons included in the remuneration received by the members of the Board of Directors include all the members of the Senior Management, and there are no additional persons with that level in the Group. The Directors consider that a person is senior management if they carry out their functions with autonomy and full responsibility, only limited by the criteria and direct instructions of the owner / legal owners of the Group or of the higher governing and administrative bodies that represent said owners.

17. Information on the nature and risk level from financial instruments

The Group distinguishes between two types of main financial risk.

-	Liquidity risk
-	Market risk:
-	Interest rate risk
-	Credit risk
-	Exchange rate risk

Liquidity risk:

Refers to the risk of the Group’s eventual inability to meet the payments to which it is committed and/or the commitments derived from new investments.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

The liquidity risk is common to any trade activity and is not specific to the Group and is derived from the differences that might arise between the applications of funds to investments and cash-flow need and the sources of funds obtained from the Group's activities and other divestments. The Group determines its treasury requirements over a 12-month time frame, detailed by months and prepared from the basis of the budgets. With this the Group determines its treasury needs in amount and time and can plan its new financing needs. The financing needs generated by investment operations are structured and designed in function of the life of these. Refer to Note 2 “Liquidity”.

Market risk:

Interest rate risk

This refers to the impact that might be recorded under the financial expenses heading in the statement of income and comprehensive income/(loss) as a consequence of a rise in interest rates.

A portion of the financial liabilities shown on the statement of financial position are indexed to Euribor (Euribor + spread). The Group is subject to the risk of changes in Euribor, which might affect the amount of financial expenses to be paid. The Group does not contract derivatives to mitigate this risk.

Credit risk

This refers to the impact that default accounts receivable might have on the statement of income/(loss) and comprehensive income/(loss) .

Group management has set up certain policies in order to minimize the credit risk as far as possible. However, a bad debt amounting to 135,902 euros was recognised in 2016 (see Note 8.3).

Exchange rate risk

This refers to the impact that exchange rate variations might have on the statement of comprehensive income/(loss).

The Group is exposed to an exchange rate risk since part of their sales are denominated in foreign currencies. The Group does not have exchange rate hedging derivatives.

18. Subsequent events

On 18 January 2018, the Company and consequently the Group that make up Genasys Holding, S.L. and Genasys II Spain, S.A.U. have been acquired in full by LRAD Corporation, a company incorporated in the United States of America. LRAD believes the combination of Genasys’ mass messaging solutions and software development capabilities will enable the Company to enhance existing product offerings through integrated mass messaging solutions as well as provide growth opportunities in new markets.

The preliminary acquisition consideration consisted of the following (stated in USD):

Cash paid	$2,826,189
Acquisition escrow liability	185,250
Total consideration	$3,011,439

Additionally, since the acquisition, the Company received a total amount of 1,311,350 euros for prepay loans and borrowings with credit entities (288,000 euros), related parties (364,286 euros) and third parties’ financial liabilities (659,064 euros).

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

On July 20, 2018, the company has been merged with its subsidiary Genasys II Spain, S.A.U. and made it official through bulletin 139, reference 139021 in the Commercial Registry of Madrid.

19. Group

The subsidiary companies included in the scope of the consolidation, whose activity is the import, export, purchase, sale and distribution of software systems and other computer systems in general, the preparation and maintenance of computer applications, as well as the operation of equipment and computer and management projects, and the provision of data processing and management services to individuals and public or private companies are the following:

Company	Percentage Holding	Consolidation method	Country	Business activity

Parent Company:
Genasys Holding, S.L.	-	Integral	Spain	Import, export, purchase, sale and distribution

Subsidiary
Genasys II Spain, S.A.U.	100%	Integral	Spain	Import, export, purchase, sale and distribution
Genasys America de CV	100%	Integral	Mexico	Import, export, purchase, sale and distribution

20. First-time adoption of IFRS as issued by the IASB

As disclosed in Note 3 to these consolidated financial statements, these are the Company’s first financial statements prepared under IFRS as issued by the IASB. The effect of the Group’s transition to IFRS as issued by the IASB is as follows:

Transition elections

IFRS 1 "First-time Adoption of IFRS" (“IFRS 1”) requires the retrospective application of all IFRSs that are in effect on the transition date (January 1, 2016 for the Genasys Group).

Set out below are the applicable mandatory exceptions and exemption elections in IFRS 1 applied in preparing the Company’s first financial statements under IFRS:

1.	IFRS mandatory exceptions:

The applicable mandatory exceptions for IFRS 1 applied in preparing the Group’s first financial statements under IFRS, are as follows:

●

Exception for estimates: An entity’s estimates in accordance with IFRSs at the date of transition shall be consistent with estimates made for the same date in accordance with its previous assertions made for its issuance of financial statements in accordance with Spanish GAAP, unless there is objective evidence that those estimates were in error. The Group has considered such information about historic estimates and has treated the receipt of any such information in the same way as non-adjusting events after the reporting period in accordance with IAS 10 Events after the Reporting Period, this ensuring IFRS estimates as at 1 January 2016 are consistent with the estimates as at the same date in conformity with Spanish GAAP.

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

●

Derecognition of financial assets and financial liabilities: If an entity derecognises non-derivative financial assets or nonderivative financial liabilities in accordance with its previous GAAP as a result of a transaction that occurred before its adoption to IFRS, it shall not recognise those assets and liabilities in accordance with IFRSs (unless they qualify for recognition as a result of a later transaction or event). Also, an entity may apply the derecognition requirements in IAS 39 Financial Instruments: Recognition and Measurement retrospectively from a date of the entity’s choosing, provided that the information needed to apply IAS 39 to financial assets and financial liabilities derecognised as a result of past transactions was obtained at the time of initially accounting for those transactions.

The other compulsory exceptions of IFRS 1 have not been applied as these are not relevant to the Company.

2.	IFRS optional exceptions

The additional optional exemptions from full retrospective application of IFRS and that were elected are as follows:

●

Business combinations: A first-time adopter may elect not to apply IFRS 3 retrospectively to past business combinations (business combinations that occurred before the date of transition to IFRSs). However, if a first-time adopter restates any business combination to comply with IFRS 3, it shall restate all later business combinations and shall also apply IFRS 10 from that same date. In accordance with IFRS transitional provisions, the Company has elected to apply IFRS relating to business combinations prospectively from 1 January 2016. As such, Spanish GAAP balances relating to business combinations entered into before that date, including goodwill, have been carried forward without adjustment.

●

Leases: A first-time adopt may apply the transitional provisions in IFRIC 4 Determining whether an Arrangement contains a Lease. Therefore, a first-time adopter may determine whether an arrangement existing at the date of transition to IFRSs contains a lease on the basis of facts and circumstances existing at that date. The main lease arrangement in force at the transition date was the rental of the premises where the Group carry out its activity. In that case, it was not necessary to apply this exemption since the arrangement was already considered a lease under Spanish GAAP.

The other optional exemptions have not been applied by the Company.

The main adjustments made at the transition date to convert the Spanish GAAP financial information to IFRS as issued by the IASB are disclosed in the following reconciliations of the statement of financial position and statement of comprehensive income. The Company has not disclosed any adjustments to the statement of cash flows on the transition from Spanish GAAP to IFRS as the Company has not previously presented a consolidated cash flow statement under Spanish GAAP and a quantification of how conversion to IFRS would affect a Spanish GAAP cash flow statement has been deemed as not being a meaningful presentation and consequently no reconciliation of such information has been presented. The adjustments to the statement of financial position and comprehensive income are as follows:

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

Reconciliation of consolidated statements of financial position as previously reported under Spanish GAAP to IFRS as issued by the IASB

As of 1 January 2016

(Stated in Euros)

	Notes	Spanish GAAP	Errors	IFRS Adjustments/ reclassification	IFRS as issued by the IASB
Assets
Current assets
Other tax recoverable		4,373	-	-	4,373
Other current assets		515,751	-	-	515,751
Inventories		6,128	-	-	6,128
Trade and other receivables		507,337	-	-	507,337
Prepaid expenses		6,540	-	-	6,540
Cash and cash equivalents		429,680	-	-	429,680
Current assets		1,469,809	-	-	1,469,809
Non-current assets
Intangible assets		5,364,805	-	-	5,364,805
Property, plant and equipment		15,749	-	-	15,749
Other non-current assets		14,016	-	-	14,016
Deferred tax assets	(A)	226,592	-	(226,592)	-
Non-current assets		5,621,162	-	(226,592)	5,394,570
Total assets		7,090,971	-	(226,592)	6,864,379
Liabilities
Current liabilities
Trade and other payables		101,570	-	-	101,570
Loans and borrowings		190,673	-	-	190,673
Other tax payable		107,779	-	-	107,779
Deferred revenue	(D)	169,764	135,902	-	305,666
Other financial liabilities		950,791	-	-	950,791
Current liabilities		1,520,577	135,902	-	1,656,479
Non-current liabilities
Loans and borrowings		120,189	-	-	120,189
Government Grants	(B)	-	-	110,000	110,000
Other financial liabilities	(B)	868,045	-	(110,000)	758,045
Non-current liabilities		988,234	-	-	988,234
Total liabilities		2,508,811	135,902	-	2,644,713
Share capital		4,812,759	-	-	4,812,759
Legal Reserves		3,296	-	-	3,296
Accumulated deficit	(A)	(233,895)	(135,902)	(226,592)	(596,389)
Total equity		4,582,160	(135,902)	(226,592)	4,219,666
Total equity and liabilities		7,090,971	-	(226,592)	6,864,379

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

As of 31 December 2016

(Stated in Euros)

	Notes	Spanish GAAP	Errors	IFRS Adjustments/ reclassification	IFRS as issued by the IASB
Assets
Current assets
Other tax recoverable		10,458	-	-	10,458
Other current assets		510,648	-	-	510,648
Inventories		5,686	-	-	5,686
Trade and other receivables		235,741	-	-	235,741
Prepaid expenses		4,723	-	-	4,723
Cash and cash equivalents		118,730	-	-	118,730
Current assets		885,986	-	-	885,986
Non-current assets
Intangible assets	(C)	5,097,107	(1,720,215)	431,594	3,808,486
Property, plant and equipment		7,761	-	-	7,761
Other non-current assets		14,016	-	-	14,016
Deferred tax assets	(A)	226,592	-	(226,592)	-
Non-current assets		5,345,476	(1,720,215)	205,002	3,830,263
Total assets		6,231,462	(1,720,215)	205,002	4,716,249
Liabilities
Current liabilities
Trade and other payables		53,456	-	-	53,456
Loans and borrowings		296,778	-	-	296,778
Tax payable		101,567	-	-	101,567
Provision for severance liability	(G)	140,837	20,117	-	160,954
Deferred revenue	(D)	128,077	24,989	-	153,066
Other financial liabilities	(H)	954,189	285,000	-	1,239,189
Current liabilities		1,674,904	330,106	-	2,005,010
Non-current liabilities
Loans and borrowings		71,534	-	-	71,534
Government Grants	(B)	-	-	88,000	88,000
Provision for severance liability	(G)	342,026	(20,117)	-	321,909
Other financial liabilities	(B)/(H)	782,941	(285,000)	(79,000)	418,941
Non-current liabilities		1,196,501	(305,117)	9,000	900,384
Total liabilities		2,871,405	24,989	9,000	2,905,394
Share capital		4,812,759	-	-	4,812,759
Legal Reserves		3,296	-	-	3,296
Accumulated deficit	A/B/C/D	(1,455,998)	(1,745,204)	196,002	(3,005,200)
Total equity		3,360,057	(1,745,204)	196,002	1,810,855
Total equity and liabilities		6,231,462	(1,720,215)	205,002	4,716,249

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

As of 31 December 2017

(Stated in Euros)

	Notes	Spanish GAAP	Errors	IFRS Adjustments/ reclassification	IFRS as issued by the IASB
Assets
Current assets
Other tax recoverable		11,723	-	-	11,723
Other non-current assets		304,149	-	-	304,149
Inventories		532	-	-	532
Trade and other receivables		212,120	-	-	212,120
Prepaid expenses		9,458	-	-	9,458
Cash and cash equivalents		86,876	-	-	86,876
Current assets		624,858	-	-	624,858
Non-current assets
Intangible assets	(C)	4,284,307	(1,720,215)	863,188	3,427,280
Property, plant and equipment		4,750	-	-	4,750
Financial investments		14,016	-	-	14,016
Deferred tax assets	(A)	226,592	-	(226,592)	-
Non-current assets		4,529,665	(1,720,215)	636,596	3,446,046
Total assets		5,154,523	(1,720,215)	636,596	4,070,904
Liabilities
Current liabilities
Trade and other payables		78,169	-	-	78,169
Loans and borrowings		243,328	-	-	243,328
Tax payable		69,379	-	-	69,379
Provision for severance liability		267,121	-	-	267,121
Deferred revenue	(D)	167,945	29,673	-	197,618
Other financial liabilities		1,009,624	-	-	1,009,624
Current liabilities		1,835,566	29,673	-	1,865,239
Non-current liabilities
Loans and borrowings		45,472	-	-	45,472
Government Grants	(B)	-	-	66,000	66,000
Provision for severance liability		64,382	-	-	64,382
Other financial liabilities	(B)	239,726	-	(52,000)	187,726
Non-current liabilities		349,580	-	14,000	363,580
Total liabilities		2,185,146	29,673	14,000	2,228,819
Share capital		4,812,759	-	-	4,812,759
Legal Reserves		3,296	-	-	3,296
Accumulated deficit	A/B/C/D	(1,846,678)	(1,749,888)	622,596	(2,973,970)
Total equity		2,969,377	(1,749,888)	622,596	1,842,085
Total equity and liabilities		5,154,523	(1,720,215)	636,596	4,070,904

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

Reconciliation of consolidated statements of income/(Loss) as previously reported under Spanish GAAP to IFRS as issued by the IASB

For the year ended 31 December 2016

(Stated in euros)

	Notes	Spanish GAAP	Errors	IFRS Adjustments/ reclassification	IFRS as issued by the IASB

Revenue	(D)	1,871,453	(24,989)	-	1,846,464

Raw materials and consumables used		(50,986)	-	-	(50,986)
Depreciation and amortization	(C)	(772,666)	-	431,594	(341,072)
Third parties services provided		(579,835)	-	-	(579,835)
Employee benefit expenses	(F)	(1,506,790)	-	482,863	(1,023,927)
Severance liability expenses	(F)	-	-	(482,863)	(482,863)
Impairment loss on trade receivables	(D)	(135,902)	135,902	-	-
Impairment of goodwill	(C)	-	(1,720,215)	-	(1,720,215)
Grant income	(B)	-	-	22,000	22,000
Taxes – Other local taxes		(3,106)	-	-	(3,106)
Others		1,250	-	-	1,250

Profit (Loss) from operations		(1,176,582)	(1,609,302)	453,594	(2,332,290)

Finance income		62	-	-	62
Finance expense	(B)	(44,150)	-	(31,000)	(75,150)
Exchange variation		(1,433)	-	-	(1,433)

Profit (Loss) before tax		(1,222,103)	(1,609,302)	422,594	(2,408,811)

Tax expense		-	-	-	-

Total income/(loss) attributable to owners of the parent		(1,222,103)	(1,609,302)	422,594	(2,408,811)

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

For the year ended 31 December 2017

(Stated in euros)

	Notes	Spanish GAAP	Errors	IFRS Adjustments/ reclassification	IFRS as issued by the IASB

Revenue	(D)	1,855,875	(4,684)	-	1,851,191

Raw materials and consumables used		(87,758)	-	-	(87,758)
Depreciation and amortization	(C)	(816,372)	-	431,594	(384,778)
Third parties services provided		(534,854)	-	-	(534,854)
Employee benefit expenses		(856,960)	-	-	(856,960)
Grant income	(B)	-		22,000	22,000
Taxes – Other local taxes		(3,956)	-	-	(3,956)
Others	(E)	103,336	6,914	-	110,250

Profit (Loss) from operations		(340,689)	2,230	453,594	115,135

Finance income		53	-	-	53
Finance expense	(B)	(47,646)	-	(27,000)	(74,646)
Exchange variation		(9,312)	-	-	(9,312)

Profit (Loss) before tax		(397,594)	2,230	426,594	31,230

Tax expense		-	-	-	-

Total income/(loss) attributable to owners of the parent		(397,594)	2,230	426,594	31,230

GENASYS HOLDING, S.L.

Notes to the Consolidated Financial Statements
For the years ended 31 December 2017 and 2016
(Stated in euros)

Notes to the reconciliations

(A) Derecognition of deferred tax assets (227 thousand Euros): according to IAS 12 a deferred tax asset shall be recognised for the carryforward of unused tax losses and unused tax credits to the extent that it is probable that future taxable profit will be available against which the unused tax losses and unused tax credits can be utilised. The criteria for recognising deferred tax assets arising from the carryforward of unused tax losses and tax credits are the same as the criteria for recognising deferred tax assets arising from deductible temporary differences. However, the existence of unused tax losses is strong evidence that future taxable profit may not be available. Therefore, when an entity has a history of recent losses, the entity recognises a deferred tax asset arising from unused tax losses or tax credits only to the extent that the entity has sufficient taxable temporary differences or there is convincing other evidence that sufficient taxable profit will be available against which the unused tax losses or unused tax credits can be utilised by the entity. A technical interpretation issued by the Spanish standard setter (under Spanish GAAP) states that although a history of recent losses might be an evidence that taxable profit may not be available, this does not immediately mean that a deferred tax asset cannot be recognised in any case. Under certain cicumstances and if it is expected that the deferred tax asset will be offset in less than 10 years, it can be capitalised.

(B) Recognition of a government grant: IAS 20 requires government loans that have a below-market rate of interest (also known as “soft loans”) to be recognised and measured in accordance with IAS 39, i.e. at their fair value. The difference between the initial carrying value of the loan (its fair value) and the proceeds received is treated as a government grant. Under Spanish GAAP those loans were recognised at inception recognising a financial liability equal to the proceeds received.

(C) Under Spanish GAAP goodwill has to be amortised on a linear basis over ten years unless it can be proved that its useful life is longer. Under IFRS as issued by the IASB goodwill has to be tested for impairment at least annually. A linear amortisation is not permitted. Thus, the amortisation registered under Spanish GAAP in 2016 and 2017 has been reversed to convert the financial statements into IFRS as issued by the IASB. Additionally, an impairment charge of 1,720,215 euros has been recognised in 2016 in accordance with the annual impairment test performed by management.

(D) IAS 8 “Accounting Policies, Changes in Accounting Estimates and Errors”, the management of the Group reviewed the revenue recognition process and, as a result, identified contracts that should be deferred in subsequent periods.

(E) IAS 8 “Accounting Policies, Changes in Accounting Estimates and Errors”, management had initially recognised the amount of 6,914 euros in accumulated losses instead of recognizing it in the statement of comprehensive income. This is a liability that the former owners consider, since LRAD acquisition agreement, that Genasys Group does not owe that amount anymore.

(F) The management of the Group reviewed and decided to differentiate between Employee benefit expenses and Severance liability expenses for better presentation of the consolidated financial statements.

(G) IAS 8 “Accounting Policies, Changes in Accounting Estimates and Errors”, in accordance with agreement with all affected employees the severance payment should be payable over 24 months with the first payment being effective in May 2017. As such, the remaining severance liability was 482,863 euros, of which 160,954 euros need to be paid in the next 12 months.

(H) IAS 8 “Accounting Policies, Changes in Accounting Estimates and Errors”, the management has initially recognised the amount of 285,000 euros as non-current liability at 31 December 2016 which originally due date was 2017. The loan has been repaid in 2018 after the acquisition by LRAD in January 2018.